SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary proxy statement.
[ ]   Definitive proxy statement.
[X]   Definitive additional materials.
[ ]   Soliciting material under Rule 14a-12.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).


                           THE NEW GERMANY FUND, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

THE NEW GERMANY FUND, INC.

                                                             345 Park Avenue
                                                             New York, NY 10154
                                                             Tel: (212) 454.2208


        THE NEW GERMANY FUND, INC. ANNOUNCES ANNUAL STOCKHOLDERS MEETING

FOR IMMEDIATE RELEASE

         NEW YORK, NEW YORK, MAY 3, 2005 -THE NEW GERMANY FUND, INC. (GF) announced today that its annual meeting of stockholders will be held at 10:00 am (New York time) on June 21, 2005 at the offices of Deutsche Bank AG, 345 Park Avenue, New York, New York 10154.

         Only holders of Record of the Fund's Common Stock at the close of business on April 22, 2005 will be entitled to notice of, and to vote at, the annual meeting of stockholders of the Fund.

         At the annual meeting, the stockholders will:

1. Elect four (4) Directors, each to serve for a term of three years and until their successors are elected and qualify.

2. Ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2005.

3. Act upon, if properly presented, a certain stockholder proposal that "[stock]holders of the Fund be afforded an opportunity to realize net asset value for their shares as soon as practicable."

4. Transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.


         The Board of Directors recommends that stockholders vote for the Board's Director candidates and against any others. The Board of Directors also recommends that stockholders vote against the stockholder proposal.


         The Fund is managed and advised by members of the Deutsche Bank Group.

         THE NEW GERMANY FUND, INC. is a non-diversified, closed-end investment company seeking capital appreciation primarily through investment in the Mittelstand - an important group of small and mid-cap German companies. The Fund may invest up to 35% of its assets in large cap German companies, and up to 20% in other Western European companies. Its shares are listed on the New York Stock Exchange under the symbol "GF".

         The Fund is non-diversified and can take larger positions in fewer companies, increasing its overall risk profile. Investments in securities of foreign issuers present greater risks including currency fluctuations and changes in political/economic conditions. Foreign securities markets generally exhibit greater price volatility and are less liquid than the US markets.

         Shares of closed-end funds frequently trade at a discount to net asset value. The price of the Fund's shares is determined by a number of factors, several of which are beyond the control of the Fund. Therefore, the Fund cannot predict whether its shares will trade at, below or above net asset value. Not FDIC Insured/No Guarantee/May Lose Value. (04/05 31338)

                                      # # #

                     FOR FURTHER INFORMATION PLEASE CONTACT:
            Jonathan Diorio                    Rosalia Scampoli
            Deutsche Asset Management          Deutsche Asset Management
            Investor Relations                 Media Relations
            (212) 454.2208                     (212) 250.5536